Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of October 14, 2008, among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent.

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Amendments to Definitions.

(a) The table contained in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Eurocurrency Rate +	Standby Letters of Credit	Commercial Letters of Credit	Commitment Fee	Base Rate + or -
1	≥3.50:1	2.25%	2.25%	1.125%	0.40%	0.75%
2	≥3.00:1 but <3.50:1	2.00%	2.00%	1.00%	0.35%	0.50%
3	≥2.50: but <3.00:1	1.75%	1.75%	0.875%	0.30%	0.25%
4	≥2.00 but <2.50:1	1.50%	1.50%	0.75%	0.25%	0.00%
5	<2.00:1	1.25%	1.25%	0.625%	0.20%	0.00%

(b) The definition of “Asset Coverage Ratio” in Section 1.01 of the Credit Agreement is amended by deleting the last sentence therefrom.

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(c) The definition of “Consolidated EBITDAR” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Consolidated EBITDAR’ means, for any period, Consolidated EBITDA plus lease and rent expense for such period.”

(d) The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Consolidated Fixed Charge Coverage Ratio’ means, on any date of determination, the ratio of Consolidated EBITDAR for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended to the sum of (i) Consolidated Interest Charges for such period, (ii) consolidated current maturities of long-term debt plus consolidated current maturities of capital leases as shown on the Borrower’s consolidated balance sheet for such date of determination and (iii) consolidated operating lease and other rent payments for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended.”

(e) The definition of “Consolidated Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Consolidated Senior Leverage Ratio’ means, on any date of determination, the ratio of Consolidated Senior Funded Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended.”

(f) The definition of “Consolidated Total Leverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Consolidated Total Leverage Ratio’ means, on any date of determination, the ratio of Consolidated Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower and its Subsidiaries then most recently ended.”

(g) The first paragraph of the definition of “Interest Period” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Interest Period’ means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three, six or nine months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:”

(h) The definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Letter of Credit Sublimit’ means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.”

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(i) The definition of “Swing Line Sublimit” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“’Swing Line Sublimit’ means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.”

4. Amendment to Section 2.02(a) of the Credit Agreement. The second sentence of Section 2.02(a) of the Credit Agreement is amended in its entirety to read as follows:

“Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (x) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; and not later than 11:00 a.m., (A) three Business Days before the requested date of such

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Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (B) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.”

5. Amendment to Section 2.08 of the Credit Agreement. A new subparagraph (d) is added to Section 2.08 of the Credit Agreement, to read in its entirety as follows:

“(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.”

6. Amendment to Section 2.16(a) of the Credit Agreement. The first sentence of Section 2.16(a) of the Credit Agreement is amended in its entirety to read as follows:

“Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of three such requests.”

7. Amendment to Section 6.17 of the Credit Agreement. Section 6.17 of the Credit Agreement is amended in its entirety to read as follows:

“Section 6.17. Financial Covenants.

“(a) Consolidated Fixed Charge Coverage Ratio. The Borrower shall maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.35:1.00. This ratio shall be measured at the end of each fiscal quarter.

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“(b) Consolidated Senior Leverage Ratio. The Borrower shall maintain at all times a Consolidated Senior Leverage Ratio of not greater than 3.50:1.00.

“(c) Consolidated Total Leverage Ratio. The Borrower shall maintain at all times a Consolidated Total Leverage Ratio of not greater than 4.00:1.00.

“(d) Consolidated Tangible Net Worth. The Borrower shall maintain at all times a Consolidated Tangible Net Worth of not less than the sum of (i) $200,178,000, (ii) 50% of the Consolidated Net Income (but only if it is a positive number) for each fiscal quarter of the Borrower ended after June 30, 2008, and (iii) 100% of the net proceeds from any offering of the equity securities of the Borrower consummated after June 30, 2008.

“(e) Asset Coverage Ratio. The Borrower shall maintain at all times an Asset Coverage Ratio of not less than 1.00:1.00. If the Borrower is out of compliance with this covenant, the Borrower may cure the resulting Default by paying Committed Loans within two (2) Business Days of learning of such non-compliance in an amount sufficient to bring itself into compliance with this covenant. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with such additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their Applicable Percentages.”

8. Amendment to Section 7.01(j) of the Credit Agreement. Section 7.01(j) of the Credit Agreement is amended in its entirety to read as follows:

“Liens securing Indebtedness permitted under Section 7.03(f) or Section 7.03(h), including any renewals or extensions or refinancings thereof; and”

9. Amendment to Section 7.03(b) of the Credit Agreement. The first clause (immediately preceding the proviso) in Section 7.03(b) of the Credit Agreement is amended in its entirety to read as follows:

“Indebtedness outstanding on October 14, 2008, and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof;”

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10. Amendment to Section 7.03(e) of the Credit Agreement. Section 7.03(e) of the Credit Agreement is amended in its entirety to read as follows:

“(e) Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness incurred during the Availability Period shall not exceed $15,000,000 in any one fiscal year, or $35,000,000 during the Availability Period;”

11. Amendment to Section 7.03(f) of the Credit Agreement. Section 7.03(f) of the Credit Agreement is amended in its entirety to read as follows:

“(f) up to $35,000,000 of Indebtedness incurred after October 14, 2008, and during the Availability Period pursuant to the ‘Prudential Note Agreement’ and evidenced by the ‘Prudential Shelf Notes’ as those terms are defined in the Intercreditor Agreement;”

12. Amendment to Section 7.03(g) of the Credit Agreement. Section 7.03(g) of the Credit Agreement is amended in its entirety to read as follows:

“(g) other unsecured Indebtedness incurred during the Availability Period not exceeding $150,000,000 in principal amount in the aggregate, provided, however, that any such unsecured Indebtedness in excess of $25,000,000 shall be subordinated to the Lenders pursuant to a subordination agreement in form and substance satisfactory to Administrative Agent; and”

13. Amendment to Section 7.03 of the Credit Agreement. A new subparagraph (h) is added to Section 7.03 of the Credit Agreement, to read in its entirety as follows:

“(h) other Indebtedness that is not included in any of the preceding paragraphs of this Section 7.03 incurred during the Availability Period not exceeding $10,000,000 in principal amount in the aggregate.”

14. Amendment to Schedule 2.01 to the Credit Agreement. Schedule 2.01 to the Credit Agreement is amended in its entirety by substituting Exhibit A attached hereto for Schedule 2.01 attached to the Credit Agreement.

15. Amendment to Schedules 7.01 and 7.03 to the Credit Agreement. Schedules 7.01 and 7.03 to the Credit Agreement are amended in their entirety by substituting Exhibits B-1 and B-2 attached hereto for Schedules 7.01 and 7.03, respectively, attached to the Credit Agreement.

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16. Amendment to Schedule 10.02 to the Credit Agreement. Schedule 10.02 to the Credit Agreement is amended in its entirety by substituting Exhibit C attached hereto for Schedule 10.02 attached to the Credit Agreement.

17. Amendment to Exhibit D to the Credit Agreement. The form of Compliance Certificate attached to the Credit Agreement as Exhibit D is amended in its entirety by substituting Exhibit D attached hereto for Exhibit D to the Credit Agreement.

18. Effective Date of Increase and Amendments. The increase in Aggregate Commitments and amendments provided for herein shall be effective upon the date specified by the Administrative Agent (the “Increase Effective Date”) following satisfaction of the following conditions precedent to such increase:

(a) Delivery to the Administrative Agent of a certificate of Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of Borrower (i) certifying a copy of the resolutions of the Board of Directors of the Borrower approving this Amendment and the transactions contemplated hereby, and (ii) certifying that, before and after giving effect to the increase in the Aggregate Commitments contemplated hereby, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except (x) that the representations and warranties contained in Article V and the other Loan Documents that are qualified by reference to schedules shall be deemed to refer to such schedules as amended or supplemented by any information contained in any notice delivered by Borrower to Administrative Agent prior to the Increase Effective Date pursuant to Section 6.03; (y) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and (z) that the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists.

(b) Delivery of an opinion of Ater Wynne LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit E.

(c) Execution and delivery by U.S. Bank National Association of a Joinder in the form attached hereto as Exhibit F and a Joinder to the Intercreditor Agreement in the form prescribed by the Intercreditor Agreement.

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(d) Delivery of an Amended and Restated Committed Loan Note for each Lender reflecting the Commitment of such Lender.

(e) Execution and delivery by the Majority Prudential Noteholders (as that term is defined in the Intercreditor Agreement) of a consent in form and substance satisfactory to Administrative Agent.

(f) Delivery to the Administrative Agent of the upfront fees provided for below.

19. Upfront Fees. Upon the Increase Effective Date, Borrower shall pay to Administrative Agent such upfront fees as shall have been separately agreed upon in writing between the Borrower and the Administrative Agent, in the amounts so specified.

20. Release. Borrower hereby releases Administrative Agent, Lenders and their officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Loans which exist, or but for the passage of time, could be asserted, on the date Borrower signs this Amendment.

21. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

22. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[Signatures follow on the next page.]

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

CONSENTED TO BY THE REQUIRED LENDERS:	UNION BANK OF CALIFORNIA, N.A.

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

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CONSENTED TO BY SWING LINE LENDER AND L/C ISSUER	BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:

Name:

Title:

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